Calculation of Filing Fee Tables
S-8
Shattuck Labs, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share ("Common Stock") to be issued pursuant to the Shattuck Labs, Inc. Amended and Restated 2020 Equity Incentive Plan (the "Plan")	457(a)	4,222,276	$ 7.37	$ 31,118,174.12	0.0001381	$ 4,297.42
2	Equity	Common Stock to be issued pursuant to Inducement Nonstatutory Stock Options (the "Options")	457(a)	206,000	$ 3.23	$ 665,380.00	0.0001381	$ 91.89
Total Offering Amounts:						$ 31,783,554.12		$ 4,389.31
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,389.31
Offering Note
[1]	1. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act and are based on the average of the high and low sale prices of the Registrant's Common Stock, as quoted on the Nasdaq Global Select Market, on August 6, 2026. 2. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Options as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act is based on the applicable exercise price of the Options.

[2]	1. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act and are based on the average of the high and low sale prices of the Registrant's Common Stock, as quoted on the Nasdaq Global Select Market, on August 6, 2026. 2. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the Options as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act is based on the applicable exercise price of the Options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources